Exhibit 99.1

NEWS RELEASE
Contacts: MSC Adviser I, LLC Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com 713-350-6000 Hines Securities Investor Relations 888-220-6121

MSC Income Fund Announces Preliminary Estimate of Fourth Quarter 2023 Operating Results

Announces Federal Tax Treatment of 2023 Dividends
HOUSTON – January 30, 2024 – MSC Income Fund, Inc. (“MSC Income Fund” or the “Company”) is pleased to announce its preliminary operating results for the fourth quarter of 2023 and the federal tax treatment of its 2023 dividends.
Preliminary Estimates of Fourth Quarter 2023 Results
MSC Income Fund’s preliminary estimate of fourth quarter 2023 net investment income (“NII”) is $0.18 to $0.19 per share.
MSC Income Fund’s preliminary estimate of net asset value (“NAV”) per share as of December 31, 2023 is $7.75 to $7.79, representing an increase of $0.08 to $0.12 per share, or 1.0% to 1.6%, from the NAV per share of $7.67 as of September 30, 2023. The estimated increase in NAV per share is primarily due to the net fair value increase on the investment portfolio resulting from the net unrealized appreciation partially offset by the net realized losses on portfolio investments, the estimated NII, which exceeded the quarterly dividends of $0.175 per share accrued in the fourth quarter, and the accretive impact of stock repurchases during the quarter, partially offset by a net tax provision for the quarter.
As a result of MSC Income Fund’s preliminary estimates of NII and net changes in the fair market value of its investment portfolio as noted above, MSC Income Fund estimates that it generated a quarterly annualized return on equity of 13% to 14% for the fourth quarter of 2023.(1)
Investment Portfolio Activity
The Company’s fourth quarter 2023 operating activities include the following investment activity in the private loan, lower middle market (“LMM”) and middle market investment strategies:
•$60.1 million in total private loan portfolio investments, which after aggregate repayments from several private loan portfolio investments, a decrease in cost basis due to realized losses on several private loan portfolio investments and the return of invested equity capital from a private loan portfolio investment resulted in a net decrease of $26.6 million in the total cost basis of the private loan investment portfolio;
•$20.4 million in total LMM portfolio investments, which after aggregate repayments of debt principal, a decrease in cost basis due to a realized loss on a LMM portfolio investment and the return of invested equity capital from several LMM portfolio investments resulted in a net increase of $14.4 million in the total cost basis of the LMM investment portfolio; and
•a net decrease of $15.9 million in the total cost basis of the middle market investment portfolio.
Federal Tax Treatment of 2023 Dividends
MSC Income Fund has posted information regarding the U.S. federal income tax characteristics of its 2023 dividends on its website under “2023 Form 1099 Information” (https://www.mscincomefund.com/investors/tax-information).(2) MSC Income Fund’s 2023 dividends totaled $0.70 per share in 2023, with approximately 15% of such dividends taxed as qualified dividends and approximately 85% taxed as ordinary income. Qualified dividends paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code (“IRC”) and, for 2023, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable).

Federal Tax Treatment of 2023 Dividends – Non-U.S. Shareholders

Non-U.S. resident and foreign corporation shareholders (“Non-U.S. Shareholders”) in a Regulated Investment Company (“RIC”), such as MSC Income Fund, are exempt from U.S. withholding tax on both “interest-related” dividends and short-term capital gains in accordance with the IRC Sections 871(k) and 881(e). In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains. MSC Income Fund paid dividends totaling $0.70 per share in 2023, with approximately 73% of such dividends relating to “interest-related” dividends and short-term capital gains. See “2023 Form 1099 Information” posted on MSC Income Fund’s website for more details (https://www.mscincomefund.com/investors/tax-information).(2)

To the extent Non-U.S. Shareholder taxes were withheld on dividends distributed, this information may be considered in connection with any claims for refund on taxes made with the U.S. Internal Revenue Service. Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information.

Fourth Quarter and Full Year 2023 Earnings Release and Conference Call
MSC Income Fund will announce further details about its fourth quarter and full year 2023 results on or around March 8, 2024. This announcement will also provide information regarding a telephonic conference call discussing the Company’s fourth quarter and full year 2023 results.
Stockholders of the Company are encouraged to visit the Company’s website at www.mscincomefund.com(2) for additional periodic updates regarding the Company and to sign up for email updates from the Company through the Company’s website at www.mscincomefund.com/news/email-alerts.(2)

ABOUT MSC INCOME FUND, INC.
MSC Income Fund, Inc. (www.mscincomefund.com) is a principal investment firm primarily focused on providing debt capital to middle market companies and customized debt and equity financing to lower middle market companies. MSC Income Fund’s lower middle market companies generally have annual revenues between $10 million and $150 million. MSC Income Fund’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market companies.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC is a wholly owned subsidiary of Main Street Capital Corporation (NYSE: MAIN) that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. It currently manages investments for external parties, including the Company.
FORWARD-LOOKING STATEMENTS AND OTHER MATTERS
MSC Income Fund, Inc. cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of fourth quarter 2023 financial information are based on current conditions and information available to MSC Income Fund as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, MSC Income Fund can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in MSC Income Fund’s filings with the Securities and Exchange Commission (the “SEC”) (www.sec.gov). MSC Income Fund undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.
The preliminary estimates of fourth quarter 2023 financial information and results furnished above are based on MSC Income Fund’s management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of MSC Income Fund’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of MSC Income Fund’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during MSC Income Fund’s year-end closing and review procedures and third-party audit, and MSC Income Fund’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2023 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding MSC Income Fund’s financial condition and results of operations for the quarter and full year periods ended December 31, 2023 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of MSC Income Fund’s full fourth quarter and full year 2023 results when such results are disclosed by MSC Income Fund in its Annual Report on Form 10-K for the year ended December 31, 2023. The information furnished in this press release is based on MSC Income Fund’s management’s current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Neither this press release nor the 2023 Form 1099 Information or the Tax Treatment of 2023 Dividends for Non-U.S. Shareholders information referenced above is intended to constitute tax, legal, investment or other professional advice. This is general information and reference should be made to your 2023 Form 1099-DIV for tax reporting purposes. Shareholders should receive their 2023 Form 1099-DIVs by mid-February 2024 (generally from their brokers) and should consult a tax advisor for tax guidance pertinent to their specific facts and circumstances. If you did not hold MSC Income Fund stock for all of calendar year 2023, your 1099-DIV will only reflect the tax characteristics for the portion of the year you owned MSC Income Fund stock.
End Notes
(1)    Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets for the three-month period ended December 31, 2023.
(2)    No information contained on the Company’s website is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.